EX: 2.1

           ASSET PURCHASE AGREEMENT


     This   ASSET   PURCHASE  AGREEMENT   (the
"Agreement"), dated as of November 1, 1997, is
made  and  entered  into  by  and  among   MED
ASSOCIATES,  INC.,  a Mississippi  corporation
(the  "Company"),  CHARLES J. DROBNY, JR.,  an
individual   ("CD"),  PAMELA  M.  DROBNY,   an
individual  ("PD"),  and  BOATRACS,  INC.,   a
California corporation (the "Purchaser"), who agree as follows:

     1.  Recital.
  This Agreement is made with reference to the following recital of essential facts:

          1.1.  The Company is engaged in  the
business of designing, marketing and providing
software  development  and  computer   systems
primarily to the maritime  industry.

          1.2.   The parties to this Agreement
have agreed upon the sale to the Purchaser of all of the business and specified assets of the Company on the terms set forth in this Agreement.

          1.3.     CD   and   PD   (each,    a
"Stockholder",    and    collectively,     the
"Stockholders") have represented to Purchaser that they are the owners of all the issued and outstanding shares in the capital stock of the Company.

     2.   Definitions.   For the  purposes  of
this Agreement capitalized terms not otherwise defined shall have the following meanings:


          2.1.  "Affiliate"  shall  mean   any
person or entity controlled by, controlling, or under common control with, directly or indirectly, the referenced person or entity.

          2.2. "Claims and Encumbrances" shall
mean,  with  respect to any person or  entity,
(i)  any  lien, mortgage, pledge, encumbrance,
charge  (general or specific)  or  conditional
sale   or   other  title  retention  agreement
(including without limitation the right of a lessor under a capital lease to the property leased thereunder) or other security interest of any kind upon any property or assets of any character of such person or entity, whether now owned or hereafter acquired by such person or entity, or upon the income or profits thereof, (ii) the transfer by such person or entity of any of its property or assets for the purpose of subjecting the same to the payment of any indebtedness of such person or others in priority to the payment by such person or entity of its general creditors,
(iii)  any sale, assignment, pledge  or  other
transfer by such person or entity of its accounts receivable, contract rights, general intangibles or chattel paper, with or without recourse, and (iv) any agreement to give or do or claim of any of the foregoing.

          2.3.  "Permitted Encumbrances" shall
mean Claims and Encumbrances disclosed in the Company's Financial Statements (including the notes thereto) and those particular Claims and Encumbrances set forth on Schedule 2.3.

          2.4.
             "Subsidiary"   shall   mean   all
corporations, partnerships or other entities, a majority of the equity in which is owned directly or indirectly by the person or entity referred to.

          2.5.     "Technology"   shall   mean
software programs, object and source code, all
associated   products   and   know-how   which
together     comprise    packages    designed,
developed, marketed, produced and provided  by
the   Company   including   all   intellectual
property rights of every kind in and to such programs, object and source code, products and know-how.


     3.  Sale and Transfer of Assets.


          3.1.
          Assets to be Sold.

          Subject  to the terms and conditions
of this Agreement, the Company will sell, assign and deliver, free and clear of all Claims and Encumbrances (other than Permitted
Encumbrances), to Purchaser and Purchaser will purchase from the Company at the Closing (as such term is defined in Section 4.1) all of the Company's right, title and interest in and to all of the Company's assets and business
(excluding  the assets referred to in  Section
3.2) as the same may exist on the Closing Date
(as defined in Section 4.1) (collectively, the
"Assets"). The Assets to be sold include, but are not limited to, the following:

               3.1.1.
          all  of the Company's rights to  the
Technology, the right to market and distribute the Technology, and the good will associated therewith;


               3.1.2.
          all  of the Company's rights in  the
trademarks,  trade names and logos  (including
registrations     and     applications     for
registration of any of them) now or previously
used  by  the Company in connection  with  its
business,   the   Technology   or   otherwise,
including the registered trademarks listed  on
Schedule 5.14, together with the good will of the business associated with those trademarks, trade names and logos;

               3.1.3.

          all   of  the  Company's  copyrights
(including,  without limitation, with  respect
to   the  Technology  any  registrations   and
applications   for   registration   of   those
copyrights),  and all of the Company's  rights
of  every  kind and nature in and relating  to
editorial   materials,   photos,   art   work,
mechanicals    and   files,   including    the
copyrights listed on Schedule 5.14 together with the good will of the business associated with those copyrights;

               3.1.4.

          all   of  the  Company's  past   and
current  mailing lists and customer lists  and
all    materials   used   for   mailing   list
development,     customer    promotion     and
fulfillment of orders;

               3.1.5.

          all  of  the Company's rights  under
license     agreements,    orders,     leases,
commitments, contracts, arrangements and other
agreements  (including, but  not  limited  to,
orders  or  agreements  for  the  purchase  of
supplies  and for the receipt of  services  in
connection with the operation of the Company's
business)   which   remain   unperformed    or
unfulfilled on, or by their terms continue  in
effect  after the Closing Date, to the  extent
such  orders, leases, commitments,  contracts,
arrangements and other agreements are accepted
by  the Purchaser, as listed on Schedule  5.13
(other   than  those  agreements   listed   as
"Agreements not Assumed" on Schedule 5.13), to receive goods and services pursuant to, and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of, such contracts;

               3.1.6.

          all  of  the Company's other  books,
records,    files,   data   and    proprietary
information relating to the Company's business
and  to  its mailing lists, customers and  the
operation  of  the  Company's  business,   but
excluding account books of original entry  and
general ledgers (any such excluded records and
data to be retained at the Company's executive
offices  in  Gulfport, Mississippi,  and  made
available  by  the Company for  inspection  by
Purchaser  at any time during normal  business
hours for a period of five (5) years after the
Closing  Date,  and  Purchaser,  at  its   own
expense, may make such copies and extracts as it may desire);

               3.1.7.

          all   of   the  Company's   accounts
receivable;

               3.1.8.

          all  of  the Company's inventory  of
advertising,  sales  and  customer   material,
forms,   labels,   insert  cards,   envelopes,
promotional materials, and other supplies used in connection with the Company's business;

               3.1.9.

          (i)   all   computer  and  automatic
machinery software and programs set  forth  on
Schedule 3.1.9; and (ii) all other computer and automatic machinery software and programs not set forth on Schedule 3.1.9, and all the tangible embodiments thereof (including, by way of example and not limitation, all tapes, disks, cards and all copies stored on the hard disks or other mass storage components of all such computers and automatic machinery), and all the user and other documentation with respect to the foregoing owned by the Company and copies of the foregoing which the Company has the right to copy but does not own;

               3.1.10.

          all machinery, equipment, furniture,
furnishings,  tools  and  parts  and   similar
property ("Machinery and Equipment") including
without   limitation,   the   Machinery    and
Equipment described on Schedule 3.1.10;

               3.1.11.

          all  inventories of paper and  other
raw   materials,  work  in  process,  finished
products   and  supplies  (collectively,   the
"Inventories") including Inventories held at any location for or controlled by the Company and Inventories previously purchased and in transit to the Company at such locations;

               3.1.12.

          all  other tangible assets owned  by
the Company;

               3.1.13.

          all  products and any products under
research or development prior to or on the Closing Date (collectively, the "Products");

               3.1.14.

          all  deposits paid on Machinery  and
Equipment  or  other  Assets,  as  listed   on
Schedule 3.1.14;

               3.1.15.

          all prepaid expenses of the Company,
including, without limitation, those listed on
Schedule 3.1.15;

               3.1.16.

          to   the   extent   the   same   are
transferrable,  all federal,  state  or  local
governmental or regulatory permits,  licenses,
approvals  and franchises which are  owned  or
have   been   received  by  the   Company   in
connection with the operation of its business or the ownership of the Assets (collectively, "Permits"), including, without limitation, the
Permits which are listed on Schedule 5.20;

               3.1.17.

          all  bank balances, cash on hand and
cash equivalents of the Company at the Closing
Date (excluding the $5,000.00 described in Section 3.2.7 below); and

               3.1.18.

          all  other  rights,  properties  and
assets  owned  by  the Company  not  otherwise
described  in this Agreement of any  character
whatsoever,   wherever   located,   and    not
expressly excluded from the Assets by  Section
3.2 and all good will of the Company.

           The  Assets  will  include  without
limitation  and  with  the  exception  of  the
Excluded  Assets, all of the assets (i)  which
are   reflected  in  the  Company's  Financial
Statements  (as defined in Section  5.5),  and
(ii) which have been acquired by the Company after the date of such Financial Statements, subject, in each case, to the use of raw materials and supplies, collection of accounts receivable, realization of prepaid expenses, performance of contracts in full, expenditure of cash and other dispositions of assets, all in the ordinary course of business prior to the Closing, and subject to the provisions of this Agreement.

          3.2.
          Assets Retained by the Company.

          The following assets of the Company,
together  with those assets listed on Schedule
3.2 (collectively, the "Excluded Assets"), are being retained by the Company (and excluded from the Assets as described in Section 4.1):

               3.2.1.
               all    rights   of    insurance
coverage relating to the liabilities being retained by the Company after the Closing
Date;

               3.2.2.
               income   tax  records  of   the
Company;  provided that such records shall  be
retained at the Company's executive offices in
Gulfport, Mississippi, and the Purchaser shall
have  reasonable  access to such  records  and
shall  have  the  right  to  make  copies   or
abstracts of such records for five (5) years after the Closing Date to the extent Purchaser shall reasonably require such access;

               3.2.3.
               minute  and stock books of  the
Company; provided that Purchaser shall have reasonable access to such records and shall have the right to make copies or abstracts of such records for five (5) years after the Closing Date to the extent Purchaser shall reasonably require such access;

               3.2.4.
               the   agreements   listed    on
Schedule  5.13  and identified as  "Agreements
Not Assumed";

               3.2.5.
               subject  to Purchaser's  rights
under  this  Agreement,  the  rights  of   the
Company under this Agreement and the proceeds payable to the Company under this Agreement;

               3.2.6.
               all  deposits with  respect  to
income tax liabilities of the Company or the Stockholders;

               3.2.7.    cash   on   hand   of
$5,000.00; and

               3.2.8.   the  6,000  shares  of
capital stock in Boatracs, Inc. held jointly in the names of CD and PD.

     4.  The Closing.

          4.1.
          Place and Date.

          The closing of the sale and purchase
of the Assets (the "Closing") shall take place at the offices of Solomon, Ward, Seidenwurm &
Smith,  LLP,  401  B Street, Suite  1200,  San
Diego, California 92101 at 10:00 a.m., local time, on December 31, 1997, or at such other time or place as agreed to by the parties.
The Company and Purchaser have elected to treat the sale as having occurred on November
1, 1997 and such date is referred to in this Agreement as the "Closing Date."

          4.2.  Deliveries;
          Transfer of Assets.

               4.2.1.
               At  the  Closing,  the  Company
shall deliver to Purchaser the following, and simultaneously with such delivery, the Company shall take such action as may be necessary or reasonably requested by Purchaser to place
Purchaser  in  possession and control  of  the
Assets:

                    4.2.1.1.
                    such    bills   of   sale,
assignments or other instruments of transfer and assignment as shall be necessary to vest in Purchaser title (in accordance with this Section 4) to the Assets to be sold and assigned under this Agreement free and clear of all Claims and Encumbrances (other than Permitted Encumbrances);

                    4.2.1.2.
                    a  copy of the resolutions
of  the board of directors and shareholders of
the   Company   authorizing   the   execution,
delivery and performance of this Agreement  by
the   Company,  and  a  certificate   of   its
Secretary or Assistant Secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                    4.2.1.3.  the certificate
referred to in Section 5.5.5;

                    4.2.1.4.
                    the opinion referred to in
Section 8.1.4;

                    4.2.1.5.
                    the      CD     Employment
Agreement  (as defined in Section  8.1.6)  and
the   Additional  Employment  Agreements   (as
defined in Section 8.1.7); and

                    4.2.1.6.
                    such other certificates or
other   documents   or  instruments   as   the
Purchaser    or   Purchaser's   counsel    may
reasonably request.

               4.2.2.

          At  the Closing, the Purchaser shall
deliver to the Company the following:

                    4.2.2.1.

               a   bank  cashier's  check   or
evidence of the wire transfer for the amount referred to in Section 4.3(a);

                    4.2.2.2.
                    instruments  pursuant   to
which  Purchaser  assumes the obligations  and
liabilities to be assumed by it under  Section
4.5   in   form   and   substance   reasonably
satisfactory to the Company;

                    4.2.2.3.
                    a  copy of resolutions  of
the    board   of   directors   of   Purchaser
authorizing   the  execution,   delivery   and
performance  of this Agreement  by  Purchaser,
and   a   certificate  of  its  Secretary   or
Assistant Secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                    4.2.2.4.
                    the      CD     Employment
Agreement; and

                    4.2.2.5.
                    such other certificates or
other documents or instruments as the Company or Company's counsel may reasonably request.

          4.3.

     Purchase   Price;  Payment  of   Purchase
Price.

            In   addition   to  assuming   the
liabilities  pursuant  to  Section  4.5,   and
subject to the terms and conditions of this Agreement, Purchaser shall pay to the Company the following consideration as payment in full for the Assets:

               (a)  The  sum  of  Two Hundred
Fifty Thousand  Dollars  ($250,000)  in
immediately available funds payable at the Closing;

               (b)  The sum of Two Hundred and
Fifty Thousand Dollars ($250,000), which shall become fully due and payable on the first anniversary of the Closing Date;

               (c)
               Delivery    to   the   Company,
subject  to adjustment as provided  below,  of
Three  Hundred Thousand (300,000) shares  (the
"Shares")  of  common stock of Purchaser  (the
"Deferred Contingent Payment").  The  Deferred
Contingent Payment shall be payable  in  three
installments of One Hundred Thousand (100,000)
shares  of such stock on each of (a) March  1,
1999;  (b)  March 1, 2000; and  (c)  March  1,
2001.   If the Net Income From Operations  (as
defined  below)  for the calendar  year  ended
December  31, 1998 is less than Three  Hundred
Thousand Dollars ($300,000), then the  number
of Shares payable as
the  Deferred  Contingent  Payment  shall   be
reduced by one share for each dollar by  which
Net  Income From Operations is less than Three
Hundred  Thousand  Dollars  ($300,000).   Such
reduction shall be made from the Shares next due for delivery in accordance with this
Section  4.3(c).   For  example,  if  the  Net
Income  From  Operations for  the  year  ended
December 31, 1998 is $200,000 then the number of shares payable as the Deferred Contingent
Payment would be reduced by 100,000 shares;

               4.3.1.  The Deferred Contingent
Payment shall be subject to offset pursuant to
Section 11.3 below if, at any time during  the
period  from the Closing Date until the  third
anniversary  of  the  Closing  Date,  (i)   CD
materially    breaches   the   CD   Employment
Agreement and such breach is not cured  within
10  days  after written notice of such breach,
or   (ii)   CD   voluntarily  terminates   his
employment with the Purchaser (other than on account of death or material disability)
               ;

               4.3.2.
               As used in this Agreement, "Net
Income From Operations"  shall mean net income
(loss)   before  provision  for  any  foreign,
federal,  state and local taxes on or measured
by  net  income,  but after deduction  of  all
other  items  of  expense, including  but  not
limited  to  other state or local  taxes,  and
determined   in   accordance  with   generally
accepted accounting principles, consistently applied, used to generate the Income Statement previously given to Purchaser and attached as Exhibit "A" to this Agreement (the "Income
Statement").

          4.4.
                Allocation  of Purchase  Price
and the Deferred Contingent Payment.

          The  Purchase Price and the Deferred
Contingent Payment shall be allocated  as  set
forth  on  Schedule 4.4 and  all  tax  returns
filed by the parties shall be consistent  with
such   allocation.   Schedule  4.4  shall   be
subject   to   the  review  and  approval   of
Purchaser's auditors within a reasonable  time
after  the Closing.  The Company and Purchaser
shall each prepare IRS Form 8594 in accordance
with  such allocation and consistent with  one
another and in accordance with applicable  law
and   regulations.   Such   Forms   shall   be
delivered to one another for review prior to filing with the IRS.

          4.5.
          Assumption of Specific Liabilities.

          At   the  Closing,  Purchaser  shall
assume and shall subsequently pay, honor and discharge when due and payable and otherwise in accordance with the relevant governing agreements as the same shall exist on the Closing Date:

               4.5.1.
               any    and   all   liabilities,
obligations and commitments of the Company for unfilled purchase orders entered into by the Company in the ordinary course of business and listed on Schedule 4.5.1;

               4.5.2.
               any    and   all   liabilities,
obligations and commitments of the Company for
unfilled  sales orders for the Technology  and
any   products  incorporating  the  Technology
entered into by the Company in the ordinary course of business and listed on Schedule
4.5.2;

               4.5.3.
               any    and   all   liabilities,
obligations  and commitments  of  the  Company
under  other  contracts, leases,  arrangements
and   agreements  to  the  extent  listed   on
Schedule   5.13  (other  than  the  agreements
listed   under   "Agreements  Not   Assumed");
provided  that  Purchaser  shall  NOT   assume
liabilities, obligations or commitments of the
Company  relating to (i) any local,  state  or
federal    tax    liabilities    or    similar
governmental or other assessments arising from
the  conduct  of  any business or  occurrences
prior   to   the   Closing  Date;   (ii)   any
liabilities  for  breach  or  default  by  the
Company under any contract, lease or agreement
assigned  to  Purchaser hereunder;  (iii)  any
liability  with  respect to any  claim,  suit,
action or judicial or arbitral proceeding  (a)
made  or  pending  or  commenced  against  the
Company on or prior to the Closing Date or (b)
made  or  commenced after the Closing Date  in
respect  of any action, omission or  condition
to  the extent existing or occurring prior  to
the  Closing Date; (iv) any pension or  profit
sharing  plan benefit, continuation,  premium,
withdrawal   or  other  liability,   severance
liability,   funding   deficiency,    worker's
compensation,   employee   life   and   health
insurance or similar liability to any employee
or  former employee of the Company, including,
without  limitation, any such liability  under
any  multi-employer  or single-employer  plan,
contract  or  arrangement (including,  without
limitation,  any  plan  or  other   instrument
referred  to in Schedule 5.19), or  any  other
liability   in   respect  of   any   employee,
including   without  limitation   any   wages,
vacation  pay,  sick  leave,  back   pay,   or
compensation of any kind, attributable  to  or
in  respect of any period prior to the Closing
Date,  whether or not reflected on the Closing
Balance  Sheet; (v) any consulting  agreements
or   employment  agreements  except  for   the
employment agreements listed under the heading
"Agreements   Assumed"   on   Schedule   5.13,
including  without limitation  any  agreement,
understanding or arrangement, oral or written,
in  connection with or in contemplation of any
sale   of   the  Company  pursuant   to   this
Agreement, or otherwise, to Purchaser  or  any
other   buyer;   or  (vi)  any  liability   or
obligation   of  the  Company  not   expressly
assumed  by Purchaser pursuant to this Section
4.5.

          4.6.
          Limitation    on    Assumption    of
Liabilities.

          Except  as specifically provided  in
this Agreement, Purchaser shall not assume  or
have  any  liability  for any  liabilities  or
obligations  of the Company, and  the  Company
shall  pay,  perform  and  discharge  all  its
liabilities and obligations which are  not  so
assumed   by  Purchaser  (including,   without
limitation, liability for credits or refunds for Technology or products incorporating the Technology sold by the Company prior to the Closing Date).

     5.  Representations and Warranties of the
Company and the Stockholders.



        The   Company   and  the  Stockholders
jointly and severally represent and warrant to Purchaser that the following are true as of November 1, 1997 the date of the Closing:

          5.1.
          Organization and Authority.

          The  Company  is a corporation  duly
organized,  validly  existing  and   in   good
standing  under  the  laws  of  the  State  of
Mississippi  and has all requisite  power  and
authority  to  own,  operate  and  lease   its
properties and to carry on its business as now
being  conducted.   To the  knowledge  of  the
Company  and the Stockholders, the Company  is
duly licensed or qualified to do business  and
is in good standing in each jurisdiction where
the  failure  to be so qualified  or  licensed
would  have a material adverse effect  on  the
business   or  financial  condition   of   the
Company.  The Company has no subsidiaries  and
no direct or indirect interest or interests by
stock  ownership  or otherwise  in  any  firm,
association,    corporation    or     business
enterprise.

          5.2.
          Authorization of Agreement.

          The   Company  has  the  power   and
authority   to   execute  and   deliver   this
Agreement   and  to  perform  its  obligations
hereunder.    The  execution,   delivery   and
performance  of this Agreement by the  Company
has  been  duly  authorized by  all  necessary
corporate  action on the part of  the  Company
and its shareholders.  This Agreement has been
and  the CD Employment Agreement will be  duly
executed  and delivered by the Company  and/or
the Stockholders and constitutes or will, when
executed and delivered, constitute the  legal,
valid  and  binding obligation of the  Company
and/or  the  Stockholders enforceable  against
the   Company   and/or  the  Stockholders   in
accordance with their respective terms, except
as  the  same  may be limited  by  bankruptcy,
insolvency,  reorganization  or   other   laws
affecting the enforcement of creditors' rights
generally  now  or  hereafter  in  effect  and
subject   to  the  application  of   equitable
principles and the availability of equitable remedies.

          5.3.
          Capital Stock.

          All of the outstanding capital stock
of the Company has been duly authorized and is
validly  issued, fully paid and non-assessable
and  is  registered to the Stockholders.   The
Company  has not entered into any contract  or
agreement  or made any commitment to  sell  or
otherwise transfer or issue any shares of  its
capital  stock  and there are  no  outstanding
options,   rights,  subscriptions,   warrants,
conversion  rights, agreements or  commitments
of  any  kind to purchase or otherwise acquire
from  the  Company or either  Stockholder  any
shares   of  capital  stock  of  the  Company.
Neither  Stockholder has issued any  proxy  or
entered  into  any  voting  or  voting   trust
agreement or other arrangement of any kind respecting the right to vote the outstanding shares of capital stock of the Company.

          5.4.
          No Conflicts.

          The    execution,    delivery    and
performance   of   this  Agreement   and   the
consummation   of  all  of  the   transactions
contemplated hereby:  (i) do not and will  not
require   the   consent,   waiver,   approval,
license, designation or authorization  of,  or
declaration   with,  any  person   or   public
authority  (except  for the  consents  to  the
assignment  of  the  Assigned  Contracts   (as
hereinafter  defined) set  forth  on  Schedule
5.13);  (ii)  do  not and will  not,  with  or
without the giving of notice or the passage of
time  or  both,  violate or conflict  with  or
result  in  a  breach  or termination  of  any
provision  of, or constitute a default  under,
or  accelerate  or permit the acceleration  of
the  performance required by the terms of,  or
result   in  the  creation  of  any  mortgage,
security  interest,  claim,  lien,  charge  or
other  encumbrance  upon  any  of  the  Assets
pursuant  to, or otherwise give  rise  to  any
liability  or obligation under, any agreement,
mortgage,  deed of trust, indenture,  license,
permit or any other agreement or instrument or
any    order,   judgment,   decree,   statute,
regulation  or  any other restriction  of  any
kind  or  description to which the Company  or
either Stockholder is a party or by which  the
Company or any of the Assets may be bound; and
(iii)  will  not terminate or  result  in  the
termination   of   any   such   agreement   or
instrument,  or in any way affect  or  violate
the  terms and conditions of, or result in the
cancellation,   modification,  revocation   or
suspension of, any rights included in the Assets.

          5.5.
          Financial Statements.

          The  Income  Statement  attached  to
this  Agreement as Exhibit "A" (a) is complete
and  correct  in  all  material  respects  and
presents fairly the income and expenses of the
Company as of November 1, 1997 and the results
of  operations as of such dates; and  (b)  was
prepared   in   accordance   with   accounting
principles  reasonably  designed  to   present
fairly the income and expenses of the Company, consistently applied, and are in accordance with the books and records maintained by the Company.

             Attached  to  this  Agreement  as
Schedule 5.5 is the Company's balance sheet as
at  November 1 1997 and the related  statement
of  operations  for  the periods  then  ended,
together   with  all  notes  related   thereto
(collectively,   the   "Company's    Financial
Statements").     The   Company's    Financial
Statements have been examined and reported upon by independent auditors, whose report with respect to such year is included in
Schedule 5.5.

               5.5.1.
               For  the relevant periods,  the
Company's  Financial  Statements:    (1)   are
complete and correct in all material respects;
(2)  present fairly the financial position  of
the  Company at such dates and the results  of
operations for the respective periods ended on
such   dates;   and  (3)  were   prepared   in
accordance  with generally accepted accounting
principles,  consistently applied  during  the
periods, except as indicated in the report  or
notes  thereto and are in accordance with  the
books  and records maintained by the  Company,
with no differences between such the Company's
Financial Statements and the financial records
maintained  and accounting methods applied  by
the  Company  for  tax  purposes,  except   as
disclosed   in  the  notes  to  the  Financial
Statements.

               5.5.2.
               The  value at which any or  all
of  the  Assets  are carried on the  Company's
Financial Statements is not overstated and does not exceed each asset's or group of assets' replacement cost and does not exceed each asset's or group of assets' fair market value.

               5.5.3.
               Schedule  5.5.3  is   a   true,
correct  and  complete  list  of  all  of  the
Company's  accounts receivable  (aged)  as  of
November   1,   1997.    All   such   accounts
receivable  of the Company shown  on  and  all
accounts  receivable existing on  the  Closing
Date  are  fully collectible in the  aggregate
recorded   amounts  thereof.   The   aggregate
amount of all such accounts receivable which have not been paid for thirty (30) days or more does not exceed the amount reflected on
Schedule  5.5.3.  All such accounts receivable
have been (or will be) generated in the ordinary course of business and reflect (or will reflect) a bona fide obligation for the payment of goods or services provided by the Company. Any account receivable not collected within one hundred fifty (150) days after the Closing Date shall be repurchased by the Company as provided in Section 7.1.

               5.5.4.
               Except  as  disclosed  in   the
Schedules to this Agreement, as at November 1,
1997   the   Company   had   no   liabilities,
commitments  or  obligations  of  any  nature,
whether   absolute,  accrued,  contingent   or
otherwise not shown and adequately provided for in the Company Financial Statements.

               5.5.5.
               The   Company's  earnings  from
operations through the Closing Date shall  not
reflect  any material adverse change from  the
level  of  earnings  from  operations  as   at
November 1, 1997. The Company shall deliver to Purchaser a certificate to such effect on the Closing Date.

          5.6.    Taxes.

               5.6.1.
               True and correct copies of  the
Company's federal and state income tax returns
for  the  calendar  years ended  December  31,
1994,  1995  and 1996 have been  delivered  to
Purchaser.   To the knowledge of  the  Company
and   the   Stockholders,  all   tax   returns
(including  information returns)  required  by
any  jurisdiction with respect to the  Company
have  been  filed,  except  for  returns  with
respect to which extensions have been granted,
and  each  such  return is true  and  correct.
There   are  no  pending  or  threatened   tax
examinations,  claims  (whether   for   taxes,
interest  or  penalties), liens,  assessments,
deficiencies  or  liabilities  to  which   the
Company or the Assets may be subject; the  tax
returns  for  the Company for the years  ended
December 31, 1994, 1995 and 1996 have not been
audited  by  any  governmental  body;  and  no
waiver  of  the  statute  of  limitations   or
extension   of   time   for   assessment    of
deficiencies has been granted by the  Company.
The  Company  has not filed any consent  under
Section 341(f) of the Internal Revenue Code of
1986, as amended (the "Code") or any prior federal income tax code.

               5.6.2.
               All  liabilities of the Company
to any jurisdiction for taxes (including, without limitation, all payroll withholding taxes and all other employment related taxes) of the Company, including interest thereon and penalties with respect thereto, relating to any period prior to the Closing Date have been paid by the Company or will be paid by the Company when due.

          5.7.   No Adverse Changes.

          Except as set forth on Schedule 5.7,
since November 1, 1997 (i) the business of the
Company  has  been  conducted  only   in   the
ordinary course; (ii) there has been no change
in  the  condition (financial  or  otherwise),
assets,   liabilities,  business,  operations,
prospects,  or  affairs of the Company,  other
than   changes  in  the  ordinary  course   of
business,   none  of  which  singly   and   no
combination of which in the aggregate has been
materially adverse; and (iii) there  has  been
no   damage,  destruction  or  loss  or  other
occurrence  or  development,  whether  or  not
insured against, which either singly or in the
aggregate  materially adversely  affects,  and
the  Company  and  the  Stockholders  have  no
knowledge  of  any  threatened  occurrence  or
development  which would materially  adversely
affect,    the    condition   (financial    or
otherwise),  assets,  liabilities,   business,
operations,  prospects  or  affairs   of   the
Company.

          5.8.   Conduct of Business.

          Except as disclosed on Schedule 5.8,
since  November 1, 1997, the Company has  not:
(i)   created   or  incurred   any   liability
(absolute,  accrued, contingent or  otherwise)
except  unsecured current liabilities incurred
in  the ordinary course of business consistent
with past practice; (ii) mortgaged, pledged or
subjected  to any lien or otherwise encumbered
any  of  its  assets, tangible or  intangible;
(iii)  discharged  or satisfied  any  lien  or
encumbrance   or   paid  any   obligation   or
liability  (absolute, accrued,  contingent  or
otherwise)   other  than  current  liabilities
shown  on  the Company's Financial  Statements
and  taxes  and  current liabilities  incurred
since  the  date  of  the Company's  Financial
Statements in the ordinary course of  business
or  under contracts or agreements entered into
in  the ordinary course of business and listed
on  Schedule 5.13 (other than as a  result  of
any  default  or breach of, or penalty  under,
any   such  contracts  or  agreements);   (iv)
waived, released or compromised any claims  or
rights  of  substantial value, or  experienced
any    labor   trouble   (including    without
limitation any actual or threatened strike  or
lock-out) or lost, or been threatened with the
loss  of, any key employees or any substantial
number  of  employees; (v)  entered  into  any
settlement, compromise or consent with respect
to  any  claim,  proceeding or  investigation;
(vi)  made  capital  expenditures  or  capital
additions   or   betterments  which   in   the
aggregate   exceeded   $7,500;   (vii)   sold,
assigned,  transferred,  leased  or  otherwise
disposed  of  any of its assets,  tangible  or
intangible,  or canceled any debts  or  claims
except,  in  each case, for fair consideration
in  the ordinary course of business (it  being
understood that the disposition of any  asset,
other  than  inventory consisting of  finished
products, or cancellation of any debt or claim
carried  on the books of the Company  at  more
than  $1,000  shall  be deemed  not  to  be  a
disposition  or cancellation in  the  ordinary
course  of business); (viii) declared or  paid
any  dividends, or made any other distribution
on or in respect of, or directly or indirectly
purchased,  retired,  redeemed  or   otherwise
acquired  any shares of its capital  stock  or
paid  any notes or open accounts, or paid  any
other  amount  to either Stockholder  for  any
purpose;  (ix) made or become a party  to,  or
become bound by, any contract or commitment or
renewed,   extended,  amended,   modified   or
terminated any contract or commitment which in
any one case involving an amount in excess  of
$5,000  (or  in  the aggregate  an  amount  in
excess  of  $25,000) or a term  in  excess  of
thirty  days (other than this Agreement);  (x)
issued  or  sold  any shares  of  its  capital
stock; (xi) paid or agreed to pay, other  than
in    the   ordinary   course   of   business,
conditionally or otherwise, any  bonus,  extra
compensation, pension or severance pay to  any
of  its  officers or employees, whether  under
any  existing profit sharing, pension or other
plan  or  otherwise, or increased the rate  or
altered  the  form of compensation,  including
without limitation, salaries, fees, commission
rates,  bonuses,  profit  sharing,  incentive,
pension, retirement or other similar payments,
from  that being paid at November 1,  1997  to
any  of  its stockholders, directors, officers
or   employees;   (xii)   entered   into   any
transaction  not  in  the ordinary  course  of
business (except for transactions contemplated
by  this  Agreement); (xiii) made or announced
any  change  in the terms, including  but  not
limited  to price, of the sale of any products
of the Company or made or announced any change
in  the form or manner of distribution of  any
of  the Company's products; (xiv) changed  any
accounting  methods  or  principles  used   in
recording transactions on the Company's  books
or  records  or  in  preparing  the  Company's
Financial  Statements;  (xv)  paid  any  legal
expenses   not  in  the  ordinary  course   of
business; or (xvi) entered into any contract or commitment to do any of the foregoing.

          5.9.  Title to Purchased Assets.

          The  Company has and on the  Closing
Date  will convey to Purchaser valid title  to
all   of  its  personal  property  and   valid
leasehold  interests in all real and  personal
property leased by it, free and clear  of  all
Claims   and  Encumbrances,  except  Permitted
Encumbrances.   To  the  Company's   and   the
Stockholders'    knowledge   no    instrument,
easement,   license  or   grant   of   record,
applicable  zoning or building law,  ordinance
or    administrative   regulation   or   other
impediment of any kind prohibits or interferes with, limits or impairs, or would, if not permitted by any prior nonconforming use, prohibit or interfere with or limit or impair, the use, operation, maintenance of, or access to, the Assets. All of the Assets are located in Gulfport, Mississippi. The Assets taken as a whole constitute all of the properties and assets used or held in conjunction with the business of the Company and are sufficient and adequate to carry on the business of the Company as now conducted.

          5.10. Real Property.

          Schedule 5.10 to this Agreement sets
forth  a  true and complete summary  list  and
description of all of the Company's  interests
in    real   property,   including   leasehold
interests (the "Real Property").  The  Company
owns  no  fee  interest in real  property  and
leases  all  real  property  it  uses  in  its
business.  The Company has received no notice,
and  has  no  knowledge,  of  any  taking   or
proposed taking of such Real Property  by  any
authority  having the power of eminent  domain
or  condemnation with respect thereto.  To the
Company's  and  Stockholders'  knowledge,   no
portion  of  the  Company's Real  Property  or
plants,  structures, fixtures and  improvement
is   subject  to  any  proposal  of  any  such
assessment.  Plants, structures, fixtures  and
improvements  on the Company's  Real  Property
are  in a state of good working condition  and
repair,  ordinary wear and tear excepted,  and
are adequate and appropriate for the Company's
business   as  now  conducted.   No  insurance
company has ever required that the Company pay
increased   insurance  rates  or  take   other
precautions or actions (as a condition to,  or
in   connection  with,  obtaining   insurance)
because  of  any geological faults,  sinkhole,
general  subsidence,  rising  water  or  flood
waters,  muck or road slides, erosion  or  any
soil   or   geological   condition   or    any
contamination  from toxic waste affecting  the
Company's  Real Property.  The Company  enjoys
quiet possession under all of its leases, each
of which is enforceable in accordance with its
terms against the lessor thereunder, except as
limited     by     bankruptcy,     insolvency,
reorganization  or  other laws  affecting  the
enforcement of creditors' rights generally now
or  hereafter  in effect and  subject  to  the
application  of equitable principles  and  the
availability   of  equitable  remedies.    The
Company is not in default under the terms of any of its leases.


          5.11.  Personal Property.

          Schedule 5.11 to this Agreement sets
forth  a  true and complete list of all  items
(or  classes  of  items) of personal  property
owned  by the Company included in the  Assets.
Such  items  are  in a state of  good  working
condition and repair, ordinary wear  and  tear
excepted, and are adequate and appropriate for
the  Company's business as now conducted.  The
Company does not own or lease any automobiles,
trucks  or  other vehicles except as described
on Schedule 5.11.  Items of personal property,
if  any, in which another has any interest and
for  which  the  Company  is  accountable   to
another are identified in Schedule 5.11.

          5.12.
          Inventory.

          Schedule 5.12 to this Agreement sets
forth  a true and complete description of  all
of  the Company's Inventory as at November  1,
1997.   The  items  listed  in  Schedule  5.12
together  with the assets listed in  Schedules
3.1.11,  5.10 and 5.11 constitute all  of  the
tangible   assets   used  in   the   Company's
business.  The Inventory included in  Schedule
5.12  is  in good condition, is of a  quantity
and   quality  useable  and  saleable  in  the
ordinary course of the Company's business as now conducted. Finished goods in inventory conform to the specifications of the Company and are free from defects and are marketable in their current condition based upon the Company's past experience.

          5.13.
          Contracts.

          Except as disclosed in Schedule 5.13
to this Agreement, the Company is not a party to or bound by any oral or written contracts, obligations or commitments, including without limitation any:

               5.13.1.
               contract,     commitment     or
arrangement involving in any one case,  $1,000
or more;

               5.13.2.
               contract,     commitment     or
arrangement, relating to creation, production,
composing,  printing,  order  fulfillment   or
distribution of the Technology;

               5.13.3.
               contract,     commitment     or
arrangement relating to new products;

               5.13.4.   contract,  commitment
or arrangement relating to the sale or rental of customer or mailing lists;

               5.13.5.  contract with  a  term
of,  or requiring performance, more than three
(3) months from its date;

               5.13.6.
               commitment,     contract     or
undertaking  which  is  not  terminable   upon
notice of thirty (30) days or less without penalty, cost or liability to the Company or, after the Closing Date to the Purchaser;

               5.13.7.
               lease    or    lease   purchase
agreement, mortgage, conditional sale or title
retention   agreement,   indenture,   security
agreement, credit agreement, pledge or option with respect to any interest in any property, real or personal (tangible or intangible), in any capacity;

               5.13.8.
               commitment,     contract     or
undertaking  for  the  purchase  or   use   of
services,   materials,  supplies,   inventory,
machinery or equipment;

               5.13.9.
               commitment,     contract     or
undertaking  for the sale or use  (other  than
sales  of inventory in the ordinary course  of
business   to  customers  who  are  individual
customers) of the Company's products;

               5.13.10.
               employment            contract,
undertaking,   understanding  or  arrangement,
including  without limitation  any  agreement,
understanding or arrangement, oral or written,
in  connection with or in contemplation of any
sale   of   the  Company  pursuant   to   this
Agreement, or otherwise, to Purchaser or any other buyer;

               5.13.11.
               contract or agreement with  any
labor union or other collective bargaining group;

               5.13.12.
               bonus,     pension,    savings,
welfare,   profit   sharing,   stock   option,
retirement,       commission,        executive
compensation,  hospitalization,  insurance  or
similar  plan providing for employee  benefits
or   any   other  arrangement  providing   for
benefits  for any former or current  employees
or  for  the remuneration, direct or indirect,
of   the  Company's  directors,  officers   or
employees;

               5.13.13.
               note, loan, credit or financing
agreement   or   other  contract   for   money
borrowed,  and all related security agreements
and   collateral  documents,   including   any
agreement for any commitment for future loans, credit or financing;

               5.13.14.
               guarantee;

               5.13.15.
               contract    or    understanding
regarding any capital expenditures;

               5.13.16.
               agency  (sales  or  otherwise),
distribution,  brokerage  (including,  without
limitation,   any   brokerage   or    finder's
agreement or arrangement with respect  to  any
of   the  transactions  contemplated  by  this
Agreement) or advertising agreement;

               5.13.17.
               contract     with    investment
bankers, accountants, attorneys, consultants or other independent contractors;

               5.13.18.
               contract  with any director  or
officer of the Company or any Affiliate of such person;

               5.13.19.
               contract,     commitment     or
arrangement which would restrain the Purchaser
or   any  Affiliate  of  the  Purchaser   from
engaging or competing in any business or to maintain the confidentiality of any matter;

               5.13.20.
               contract,     commitment     or
arrangement not made in the ordinary course of
business  of  the  business  of  the  Company,
including  without limitation  any  agreement,
understanding or arrangement, oral or written,
in  connection with or in contemplation of any
sale   of   the  Company  pursuant   to   this
Agreement, or otherwise, to Purchaser or any other buyer;

               5.13.21.
               license,  permit, franchise  or
royalty agreement.

           The  Company has delivered  to  the
Purchaser correct and complete copies  of  all
of   the   contracts,  agreements  and   other
documents listed in Schedule 5.13 which are to
be  assigned  to Purchaser and all  amendments
thereto  and  waivers granted thereunder  (the
"Assigned  Contracts").  All oral  or  written
contracts,  obligations  or  commitments,  not
specifically  identified on Schedule  5.13  as
being an Assigned Contract or listed under the
heading "Agreements Not Assumed" shall not  be
assigned or assumed by Purchaser.  The  rights
and  interests of the Company in all  Assigned
Contracts  may  be assigned to  the  Purchaser
without  the  consent  of  any  other  person,
except as otherwise disclosed on Schedule 5.13
and  at the Closing the Purchaser will acquire
all  such  rights and interests.  The  Company
enjoys   satisfactory  working   relationships
under   all   Assigned   Contracts,   and   no
unresolved  disputes are pending  or,  to  the
best   of   Company's  and  the  Stockholders'
knowledge,  threatened under or in respect  of
any such Assigned Contracts.  The prices to be
received  or  paid  by the Company  under  all
Assigned  Contracts  with  its  customers  and
others have been determined in accordance with
the  Company's  established pricing  policies.
The  Company has no contracts with the  United
States   Government.   The  Company   has   no
outstanding  power  of  attorney  other   than
routine   power   of  attorney   relating   to
representation before governmental agencies or given in connection with qualification to do business in another jurisdiction.

           Except  as  described  in  Schedule
5.13, all Assigned Contracts described in such
Schedule  5.13  are valid and  enforceable  in
accordance with their respective terms, except
as  the  same  may be limited  by  bankruptcy,
insolvency,  reorganization  or   other   laws
affecting the enforcement of creditors' rights
generally  now  or  hereafter  in  effect  and
subject   to  the  application  of   equitable
principles  and the availability of  equitable
remedies, and there is not, under any of  such
documents or agreements or any obligation,  or
covenant  or condition contained therein,  any
existing  material default by the Company  or,
to   the   Company's  and  the   Stockholders'
knowledge, any other party, or any event which
with  notice,  lapse of time, or  both,  would
constitute  a default and which would  have  a
material   adverse  effect  on  the  continued
operation of the business by Purchaser.

          5.14.
          Intellectual Property.

          Schedule 5.14 sets forth a true  and
complete   list   of  all  of  the   Company's
trademarks,  trade names, copyrights,  patents
and  similar  rights, and any applications  in
respect  thereto (the "Intellectual Property")
used  by  the  Company now or in the  past  in
whole  or  in  part  for the  conduct  of  its
business.   Except  as disclosed  on  Schedule
5.14,  all the Intellectual Property is  owned
by  the Company free and clear of any and  all
licenses,  liens, claims, security  interests,
charges  or other encumbrances or restrictions
of  any  kind, and no licenses for the use  of
any  of  such rights have been granted by  the
Company  to  any third parties.  All  of  such
rights are valid and in good standing and  are
adequate  and  appropriate for  the  Company's
business as now conducted.  All of such rights
will  be acquired by Purchaser at the Closing,
and the transfer of such rights to, and use by
Purchaser will not require the consent of  any
other person.  Except as disclosed on Schedule
5.14,  the operation of the Company's business
does  not  infringe in any way on or  conflict
with  any  registered or unregistered  patent,
trademark,  trade name, copyright, license  or
other  right,  of any person and  the  Company
does  not  license any such right from  others
except  as  set  forth on Schedule  5.14.   No
claim is pending, has been made within the past five (5) years, or, to the Company's or Stockholders' knowledge, is threatened to the effect that any such infringement or conflict has occurred.

          5.15.
          Insurance.

          Schedule   5.15  to  this  Agreement
contains  a complete and correct list  of  all
insurance policies maintained by the  Company.
The   Company   has  furnished  to   Purchaser
complete  and  correct  copies  of  all   such
policies   together  with   all   riders   and
amendments thereto.  Such policies are in full
force and effect, and all premiums due thereon
have  been paid.  The Company has complied  in
all  material respects with the provisions  of
such policies.  All of such insurance policies
are  transferable by the Company  without  the
consents  of  any  other  person  except   the
insurer  and  except as disclosed on  Schedule
5.15  and  the  Company has not  received  any
notice  canceling or threatening to cancel  or
refusing to renew any of such insurance.   The
rights of the insured under such policies will
not  be  terminated or adversely  affected  by
this    Agreement    or    the    transactions
contemplated  thereby and on the Closing  Date
Purchaser  will acquire all of  the  Company's
rights   under  such  policies,  if  Purchaser
notifies the Company and the insurer prior thereto of its desire to acquire such rights.

          5.16.
          Customer and Supplier Relationships.

          Attached  as  Schedule  5.16  is   a
complete  and  correct list of  all  suppliers
whose  sales to the Company amounted  to  more
than  $10,000 during any calendar  year  since
January  1, 1995, showing the sales  of  each.
During such periods no single customer and  no
group of related customers accounted for  more
than five percent (5%) by dollar amount of the
gross  sales  of  the Company  and  no  single
supplier   or   group  of  related   suppliers
accounts  for more than five percent  (5%)  by
dollar  amount  of the cost of  sales  of  the
Company's  business, except  as  disclosed  in
Schedule  5.16.   With  respect  to  any  such
customer  or  supplier  or  group  of  related
customers  or  suppliers  listed  on  Schedule
5.16,   neither   the   Company   nor   either
Stockholder   has  any  knowledge   that   any
customer,   supplier  or  group   of   related
customers, suppliers has terminated or expects
to  terminate a material portion of its normal
business  with the Company, and  no  facts  or
circumstances exist that would or might  cause
any  customer,  supplier or group  of  related
customers,  suppliers to terminate a  material
portion  of  its  normal  business  with   the
Company.   Except  as  disclosed  in  Schedule
5.16,  no  director or officer of the Company,
nor   to   the   best  of  the  Company's   or
Stockholders' knowledge any Affiliate  of  the
Company,  has any direct or indirect interest,
either by way of stock ownership or otherwise,
in   any  firm,  corporation,  association  or
business enterprise, which competes with, is a supplier or customer of, or is a distributor or sales agent for, the Company.

          5.17.
          Employees.

          Attached as Schedule 5.17 is a  list
of  all  of the employees and officers of  the
Company  employed by the Company at  any  time
during the 1996 calendar year and 1997 to  the
date  of  this  Agreement (listing  each  such
person  individually  by name  and  indicating
whether he or she is currently employed by the
Company)  with  a  description  of  their  job
designations,   compensation   (including    a
designation of those persons paid on an hourly
or  salaried  basis  and  those  persons  paid
pursuant    to    a   collective    bargaining
agreement),  benefits  (including  termination
pay  and  bonuses), except that  such  listing
need  not  include  any employee  hired  on  a
temporary basis subject to at will termination
and  to whom the Company owes no severance  or
continuing  obligation.   Also  set  forth  on
Schedule  5.17  is  a listing  of  outstanding
loans   to  officers  or  employees  and   all
understandings   relating   to    terms    and
conditions     of    employment     (including
compensation,    bonuses,   commissions    and
benefits) whether or not legally binding. All of the employees of the Company are legal residents of the United States.

          5.18.
          Labor Relations.

          There  is no work stoppage,  strike,
slowdown, lockout, picketing or other material
labor  problem involving persons  employed  in
the  Company's  business pending  or,  to  the
Company's    and   Stockholders'    knowledge,
threatened.   The Company has had  good  labor
relations with its employees for the  previous
five  (5)  years.  There are  no  labor  union
contracts  relating to the Company's business.
No   charges  of  unfair  labor  practices  or
employment discrimination are pending  or,  to
the   Company's  or  Stockholders'  knowledge,
threatened before any governmental authority as a result of employment in connection with the Company's business.

          5.19.
          Benefit Plans.

               5.19.1.
               Schedule 5.19 sets forth a true
and  complete  list of each "employee  welfare
benefit  plan" (as defined in Section 3(1)  of
the Employee Retirement Income Security Act of
1974, as amended ("ERISA")), maintained by the
Company or to which the Company contributes or
is   required  to  contribute,  including  any
multiemployer  employee welfare  benefit  plan
(such multiemployer and other employee welfare benefits plans being hereinafter collective referred to as the "Welfare Benefit Plans").

               5.19.2.
               Schedule 5.19 sets forth a true
and  complete  list of each "employee  pension
benefit  plan" (as defined in Section 3(2)  of
ERISA  and not exempted under Section 4(b)  or
201  of  ERISA) maintained by the  Company  to
which  the Company contributes or is  required
to  contribute,  including  any  multiemployer
employee    pension   benefit    plan    (such
multiemployer   and  other  employee   pension
benefit  plans being hereinafter  collectively
referred  to as the "Pension Benefit  Plans").
With  respect  to  each Pension  Benefit  Plan
which is subject to Title I, Subtitle B,  Part
3   of  ERISA  the  funding  method  used   in
connection with such Pension Benefit  Plan  is
acceptable   under   ERISA,   the    actuarial
assumptions  used in connection  with  funding
such  Pension Benefit Plan, in the  aggregate,
are   reasonable  (taking  into  account   the
experience  of such Pension Benefit  Plan  and
reasonable  expectations)  and  Schedule  5.19
accurately    sets   forth    the    following
information as of November 1, 1997:   (i)  the
actuarial present value (based upon  the  same
actuarial assumptions as those heretofore used
for   funding  purposes)  of  all  vested  and
nonvested  (but  without any  assumption  that
unvested   accrued   benefits   have    become
nonforfeitable) accrued benefits  (whether  on
account  of retirement, termination, death  or
disability)  under such Pension Benefit  Plan;
(ii)  if  such  Pension Benefit  Plan  uses  a
benefit  accrual formula having  reference  to
final earnings, the actuarial present value of
the  benefits under such Pension Benefit  Plan
as calculated in (i), but based upon projected
earning  increases of five  percent  (5%)  per
annum;  (iii)  the  actuarial  present   value
(based  upon  the same actuarial  assumptions,
other  than  turnover  assumptions,  as  those
heretofore  used  for  funding  purposes)   of
vested  benefits  under such  Pension  Benefit
Plan;  (iv) the net fair market value  of  the
assets held to fund such Pension Benefit Plan;
(v) the funding method used in connection with
such Pension Benefit Plan; and (vi) the amount
and  plan  year  of  any "accumulated  funding
deficiency" as defined in Section 302(a)(2) of
ERISA  (whether  or  not  waived  and  whether
arising     on     account    of    inadequate
contributions,   improper   amortization    of
charges or credits in any funding standard account, improper determination of any such charge or credit, or any other reason) which exists with respect to any play year of any Pension Benefit Plan. With respect to each
Pension Benefit Plan including an "individual account plan" (as defined in Section 3(34) of ERISA), Schedule 5.19 sets forth (A) the amount of any liability of the Company for contributions due with respect to such Pension
Benefit Plan as of November 1, 1997, and as of the end of any subsequent plan year ending prior to the closing, and the date any such amounts were paid, and (B) the amount of any contribution paid with respect to such Pension
Benefit Plan for the plan year in which the Closing occurs.

               5.19.3.
               All   of  the  Pension  Benefit
Plans  and  any  related trust  agreements  or
annuity   contracts  (or  any  other   funding
instruments)   comply  currently,   and   have
complied  in  the past, both as  to  form  and
operation, with the provisions of (A) the Code
(including Section 410(b) of the Code relating
to coverage) where required in order to be tax
qualified  under Section 401(a) or  403(a)  of
the   Code,  (B)  ERISA;  and  (C)  all  other
applicable  laws,  rules and regulations;  all
necessary government approvals for the Pension
Benefit   Plans   have  been   obtained;   and
favorable determination letters, copies of which have been provided to Purchaser, as to the qualification under the Code of each of the Pension Benefit Plans and each amendment thereto, have been received from the Internal
Revenue Service.

               5.19.4.
               Each  Welfare Benefit Plan  and
each    Pension   Benefit   Plan   has    been
administered  to date in compliance  with  the
requirements of the Code, ERISA and all  other
applicable  laws and all reports  required  by
any  government  agency with respect  to  each
Welfare  Benefit Plan and each Pension Benefit
Plan   have   been   timely   filed.    Future
compliance with the requirements of  ERISA  or
any  other applicable laws as in effect on the
date   of   the  Closing  or  any   collective
bargaining agreements to which the Company is a party will not result in any increase in the rate of benefit accrual under any Pension
Benefit  Plan  except as otherwise  stated  in
Schedule 5.19.

               5.19.5.
               On  and after January 1,  1975,
neither  the Company nor, to the knowledge  of
the   Company   or  Stockholders,   any   plan
fiduciary  of  any  Welfare  Benefit  Plan  or
Pension  Benefit  Plan  has  engaged  in   any
transaction in violation of Section 406(a)  or
(b)  of  ERISA (for which no exemption  exists
under  Section 4975(c)(1) of the Code) or  any
"prohibited   transaction"  (as   defined   in
Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code.

               5.19.6.
               Schedule   5.19   lists    each
deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed on Schedule
5.19 (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company.

               5.19.7.
               The   Company  has   paid   all
premiums  (and interest charges and  penalties
for  late  payment,  if  applicable)  due  the
Pension  Benefit Guaranty Corporation ("PBGC")
with respect to each Pension Benefit Plan  and
each plan year thereof for which such premiums
are required.  On and after September 2, 1974,
there  has  been  no  "reportable  event"  (as
defined  in Section 4043(c) of ERISA  and  the
regulations  of the PBGC under  such  Section)
with  respect  to  any  Pension  Benefit  Plan
subject to Title IV of ERISA.  No liability to
the  PBGC has been incurred by the Company  or
any  corporation  or other trade  or  business
under  common  control with  the  Company  (as
determined under Section 414(c) of  the  Code)
("Common  Control Entity") on account  of  any
termination  of  an employee  pension  benefit
plan subject to Title IV of ERISA.  Except  as
set  forth  on  Schedule 5.19,  on  and  after
September 2, 1974, no filing has been made  by
the  Company  (or  any Common Control  Entity)
with  the  PBGC  (and no proceeding  has  been
commenced  by  the  PBGC)  to  terminate   any
employee pension benefit plan subject to Title
IV of ERISA maintained, or wholly or partially
funded,  by the Company (or any Common Control
Entity).   Except  as set  forth  on  Schedule
5.19,  neither  the  Company  nor  any  Common
Control Entity has (i) ceased operations at  a
facility  so  as  to  become  subject  to  the
provisions  of Section 4062(e) of ERISA,  (ii)
withdrawn as a substantial employer so  as  to
become  subject to the provisions  of  Section
4063    of   ERISA,   (iii)   ceased    making
contributions  on or before the  date  of  the
Closing  to any employee pension benefit  plan
subject  to Section 4064(a) of ERISA to  which
the  Company  (or  any Common Control  Entity)
made  contributions during the five (5)  years
prior to the date of the Closing, or (iv) made
a   complete  or  partial  withdrawal  from  a
multiemployer  plan  (as  defined  in  Section
3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA
(without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA).

               5.19.8.
               True  and  complete  copies  of
each  Welfare  Benefit Plan and  each  Pension
Benefit  Plan,  related  trust  agreements  or
annuity   contracts  (or  any  other   funding
instruments,     each     plan,     agreement,
arrangement, and commitment referred to in subsection (f) of this Section, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, Annual Reports on Form
5500 Series required to be filed with any governmental agency for each Welfare Benefit
Plan and each Pension Benefit Plan for the three most recent plan years and all actuarial reports prepared for the last three plan years of each Pension Benefit Plan, other than an "individual account plan," have heretofore been delivered by the Company to Purchaser.

               5.19.9.
               All   Welfare  Benefit   Plans,
Pension    Benefit   Plans,   related    trust
agreements or annuity contracts (or any  other
funding    instruments),   and   all    plans,
agreements,   arrangements   and   commitments
referred to in this Section are legally  valid
and  binding and in full force and effect, and
will   be   terminated  in   accordance   with
applicable laws and regulations effective as soon as practicable after the Closing Date.

          5.20.

     Litigation, Compliance

               5.20.1.
               Except  as disclosed in Section
5.20, there are no actions, suits, proceedings
or arbitrations or governmental investigations
pending   or,   to  the  Company's   and   the
Stockholders'  knowledge, threatened  against,
by  or affecting the Company (or, to the  best
of   the   Company's  and  the   Stockholders'
knowledge,  any  basis  therefor)  in   which,
individually   or   in   the   aggregate,   an
unfavorable  determination  could   materially
affect the Company's business or the Company's
earnings or condition (financial or otherwise)
or any of the Assets or result in any material
liability on the part of the Company or impede
the   execution   and  performance   of   this
Agreement or any of the transactions or events
contemplated  hereby  or  could  declare  this
Agreement unlawful or cause the rescission  of
any  of  the transactions hereunder or require
Purchaser to divest itself of the Assets to be
acquired  pursuant hereto, nor  has  any  such
suit  been pending within the three (3)  years
prior   to   the  Closing  Date.   Except   as
disclosed  on Schedule 5.20, the  Company  has
received  no  notice that it has been  charged
with  or  received notice of any violation  of
any   applicable  federal,  state,  local   or
foreign   law,  rule,  regulation,  ordinance,
order or decree relating to the Assets, or the
operation of the Company's business,  and  the
Company and the Stockholders are not aware  of
any   threatened   claim  of  such   violation
(including   any  investigation  or   informal
inquiry).   The  Company and the  Stockholders
are not aware of any basis for any claim or charge of such violation.

               5.20.2.
               Except as set forth on Schedule
5.20,  the  Company  has complied  and  is  in
compliance  with, all material  respects,  all
laws,  rules, regulations, ordinances, orders,
decrees,  writs, injunctions, building  codes,
safety,    fire    and    health    approvals,
certificates    of    occupancy    or    other
governmental  restrictions applicable  to  the
Company and the Assets.

               5.20.3.
               Except as set forth on Schedule
5.20,   the   Company  has  all   governmental
licenses,   permits,   approvals   or    other
authorizations required for the conduct of its
business  as  now  conducted.   All  of   such
licenses,  permits or approvals  are  in  full
force  and effect and all of which are  listed
on  Schedule 5.20; there is no action  pending
or,  to  the  knowledge  of  Company  and  the
Stockholders,  threatened to terminate  rights
under  any such governmental licenses, permits
or  authorizations; and except as disclosed on
Schedule  5.20 at the Closing, Purchaser  will
acquire all of the rights of the Company under
such   licenses,   permits,   approvals    and
authorizations.

          5.21.
          Environmental Compliance.

          No  toxic  waste  or by-product  has
been  or  is  being discharged on, or  stored,
processed, or treated at, any Real Property or
other facilities now or previously used by the
Company  by  either  the Company,  or  to  its
knowledge, by any other person.  No  substance
defined   as   hazardous  or  toxic   by   any
applicable  federal,  state,  or  local  laws,
rules or regulations has been or is being used
by, or has been or is being discharged on,  or
stored,  processed, or treated  at,  any  Real
Property or other facilities now or previously
owned, leased or used by the Company by either
the  Company  or, to its and the Stockholders'
knowledge by any other person.  No employee or
other  person has ever made a claim or  demand
against the Company based on alleged damage to
health  caused by any such hazardous or  toxic
materials or by any waste or by-product.   The
Company has never been charged with improperly
using,  handling,  storing,  discharging,   or
disposing  of  any  such  hazardous  or  toxic
substance,  or with causing or permitting  any
pollution of any ground water aquifer, surface
waters,  or  other lakes, streams, rivers,  or
bodies  of water.  The Company has not  caused
or  suffered to occur any discharge, spillage,
uncontrolled  loss, seepage, or filtration  of
oil  or  petroleum  or  chemical  liquids   or
solids,   liquid  or  gaseous   products,   or
hazardous waste, or hazardous substance at, under, or within any Real Property now or previously owned or leased by the Company.
There  is  no  asbestos or PCB's on  the  Real
Property.

          5.22.
          Corporate Records.

          The  copy  of  the  certificate   of
incorporation   of   the  Company,   and   all
amendments  thereof to date, and a  long  form
certificate  as  to the good standing  of  the
Company  in  the  State  of  Mississippi  each
certified by the State of Mississippi, and  of
the  by-laws  of the Company,  as  amended  to
date,   certified  by  the  Secretary  or   an
Assistant Secretary of the Company, all  under
a  date  not more than five (5) days prior  to
the   Closing  Date  which  shall  have   been
delivered   to  Purchaser  are  complete   and
correct,  and the minute books of the  Company
correctly   reflect  all  material   corporate
actions  taken  at all meetings  of  directors
(including     committees     thereof)     and
stockholders,   and   correctly   record   all
resolutions,  correct and complete  copies  of
which  have been delivered to Purchaser.   The
stock transfer books (with all canceled and unused stock certificates attached) and stock ledgers are complete and correct and correctly reflect all transfers of the capital stock of the Company, correct and complete copies of which have been delivered to Purchaser.

          5.23.
          Brokers, Finders, etc.

          Neither   the   Company   nor    the
Stockholders have employed any finder, broker,
agent or other intermediary in connection with
the   negotiation  or  consummation  of   this
Agreement   or   any   of   the   transactions
contemplated  hereby. Except as set  forth  on
Schedule  5.23,  neither the Company  nor  the
Stockholders have entered into any  agreement,
understanding or arrangement, oral or written,
whether in the nature of a consulting, broker,
or   finders   agreement  or   otherwise,   in
connection  with  or in contemplation  of  any
sale   of   the  Company,  including   without
limitation any sale pursuant to this Agreement
or  otherwise, to Purchaser or  to  any  other
buyer.    The  Company  and  the  Stockholders
hereby indemnify the Purchaser and hold the Purchaser harmless against and from any and all liabilities, expenses, costs, loss and claims arising from any employment by the Company or the Stockholders of, or services rendered to the Company or the Stockholders by finder, broker, agent or other intermediary in such connection.

          5.24.
          Disclosure.

          No representation or warranty by the
Company  or the Stockholders and no  statement
or certificate furnished or to be furnished by
or   on   behalf   of  the  Company   or   the
Stockholders  to  Purchaser  or   its   agents
pursuant  to  this Agreement or in  connection
with   the  transactions  contemplated  hereby
contains  any untrue statement of  a  material
fact   or  omits  to  state  a  material  fact
necessary  in  order  to make  the  statements
contained  in  this Agreement or  therein  not
misleading   or   necessary   to   provide   a
prospective  purchaser  of  the  Assets   with
proper information as to the Company and its affairs. There is so far as is known to the Company and its Stockholders no fact which materially adversely affects the business, condition (financial or otherwise), prospects, affairs or operations of the Company which has not been set forth in this Agreement or on a Schedule hereto.

          5.25.  Investment Representations.

          The  Company  (a) has a  preexisting
business  relationship with Purchaser,  or  by
reason    of   its   business   or   financial
experience, is capable of evaluating the risks
and  merits of an investment in the Shares and
of  protecting its own interests in connection
with  the  investment; (b)  has  received  and
reviewed    all   information   it   considers
necessary or appropriate for deciding  whether
to   accept   the  Shares  as   the   Deferred
Contingent Payment; (c) has had an opportunity
to  ask questions and receive answers from the
Purchaser  and  its officers,  directors,  and
employees  regarding  the business,  financial
affairs,  and  other aspects of the  Purchaser
and  has further had the opportunity to obtain
all  information which it deems  necessary  to
evaluate  the  investment and  to  verify  the
accuracy of information otherwise provided it;
and  (d)  is acquiring the Shares for its  own
account   and  not  with  a  view   to   their
distribution  within the  meaning  of  Section
2(11) of the Securities Act.

     6.
     Representations   and    Warranties    of
Purchaser. Purchaser represents and warrants to the Company as follows:

          6.1.
          Corporate Status.

          Purchaser  is  a  corporation   duly
organized,  validly  existing  and   in   good
standing  under  the  laws  of  the  State  of
California  with  full  corporate  power   and
authority to carry on its business as now conducted and is duly qualified to transact business in the State of California.

          6.2.
          Authority for Agreements.

          Purchaser   has   the   power    and
authority   to   execute  and   deliver   this
Agreement  and  to carry out  its  obligations
hereunder.   Purchaser  has  the   power   and
authority  to  execute  and  deliver  the   CD
Employment  Agreement and  to  carry  out  its
obligations   thereunder.    The    execution,
delivery and performance by Purchaser of  this
Agreement   and  by  Purchaser   of   the   CD
Employment  Agreement and the consummation  of
the   transactions  contemplated   hereby   or
thereby have each been duly authorized by  all
necessary action on the party of Purchaser, as
the  case may be, and constitute or will, when
executed  and delivered, constitute the  valid
and  legally binding obligation of  Purchaser,
as  the case may be, enforceable in accordance
with  their respective terms, except  as  such
enforceability  may be limited  by  applicable
bankruptcy,   insolvency,  reorganization   or
other   laws  affecting  the  enforcement   of
creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

          6.3.
          Brokers, Finders, etc.

          Purchaser  has employed  no  finder,
broker,   agent   or  other  intermediary   in
connection    with    the    negotiation    or
consummation of this Agreement or any  of  the
transactions  contemplated hereby.   Purchaser
hereby  indemnifies the Company and holds  the
Company harmless against and from any and  all
liabilities,  expenses,  costs,   losses   and
claims   arising   from  any   employment   by
Purchaser   of,   or  services   rendered   to
Purchaser by any finder, broker, agent or other intermediary in such connection.

     7.
     Covenants.

          7.1.
          Accounts  Receivable Collection  and
Repurchase.

          After  the  Closing Date,  Purchaser
shall be authorized in its name or in the name
of the Company, or both, to direct any and all
of  the  account debtors with respect  to  the
accounts receivable of the Company to make all
payments   in  satisfaction  of  the  accounts
receivable  to  Purchaser at such  address  as
Purchaser  may  designate and  to  assert  and
maintain  against  such account  debtors  such
claims  and  actions  as  Purchaser  may  deem
necessary or appropriate to collect the  same.
All payments by the Company in satisfaction of
the  accounts receivable shall be received and
held  by  it  in  trust  for  the  benefit  of
Purchaser  and immediately paid  to  Purchaser
without  offset  or  deduction.   The  Company
shall, at the request of Purchaser, endorse to the order of Purchaser all checks, drafts and other instruments payable to the Company and received by the Company in satisfaction of the accounts receivable.

          If  within  one hundred fifty  (150)
days  after  the  Closing Date,  any  accounts
receivable  of  the  Company  have  not   been
collected in full and if Purchaser so  wishes,
the  Company hereby agrees to repurchase  from
Purchaser, at a price equal to the face amount
of  the  uncollected accounts receivable,  any
and  all such uncollected accounts receivable,
in   cash.   If  the  Company  fails   to   so
repurchase    such    uncollected     accounts
receivable within 10 days after written demand from the Purchaser, then the Purchaser may, at its election, offset the purchase price for such uncollected accounts receivable against other amounts payable to the Company under this Agreement.


          7.2.
          Sales Taxes.

          The Company shall each pay all state
and  local  sales  or  use  taxes  payable  in
connection   with  the  sale  of  the   Assets
pursuant to this Agreement.

          7.3.
          Employees.

          Prior to the Closing, Purchaser  may
offer  employment  to such  employees  of  the
Company  as Purchaser may determine,  and  the
Company  shall use its best efforts to  assure
the  orderly  transfer of those  employees  to
Purchaser.   The Company shall be  responsible
for payment of all compensation (including accrued vacation, sick leave and severance pay) payable to all of those employees for the period through the Closing Date.

          7.4.
          Further Assurances.

          At  any  time and from time to  time
after  the Closing, each party shall,  without
further consideration, execute and deliver  to
the  other such other instruments of  transfer
and  assumption  and  shall  take  such  other
action as the other may reasonably request  to
carry  out  the  transfer of  the  Assets  and
assumption   of   the   specific   liabilities
contemplated by this Agreement.

          7.5.  Exclusivity.

          Neither  the Company nor  either  of
the Stockholders shall, during the period commencing with the date of this Agreement until the Closing, directly or indirectly, solicit, engage in negotiations for, accept or extend offers for the sale of or otherwise market the Company nor any of the Assets, except Inventory in the ordinary course of business.

     8.
     Conditions Precedent.

          8.1.
          Conditions    to   Obligations    of
Purchaser.

          The  obligation of Purchaser to  pay
the Purchase Price to the Company and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by Purchaser) at or prior to the Closing, of the following additional conditions, which the
Company and each of the Stockholders agrees to use their respective best efforts to cause to be fulfilled:

               8.1.1.
               Representations,   Performance.
The  representations and warranties  contained
in  Section 5 of this Agreement shall be  true
at  and  as  of  the Closing Date,  except  as
affected   by  the  transactions  contemplated
hereby.   The  Company  and  the  Stockholders
shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

               8.1.2.
               Consents.  Any required consent
to the transfer of the Assets under any law, regulation, agreement, lease or contract shall have been obtained.

               8.1.3.
               U.C.C.    and   Lien    Search.
Purchaser shall have received (at its expense)
copies  of  a  report of a Uniform  Commercial
Code  search and tax and judgment lien  search
in  the  State  of Mississippi or  such  other
jurisdiction  as  Purchaser  shall  reasonably
request, searching the relevant names  of  the
Company   and  the  Stockholders,   reasonably
satisfactory   in   form  and   substance   to
Purchaser.

               8.1.4.
               Opinion  of Counsel.  Purchaser
shall have received an opinion, addressed to Purchaser and dated the Closing Date, of counsel for the Company and the Stockholders, in the form attached hereto as Exhibit "B."

               8.1.5.
               Corporate   Proceedings.    All
corporate and other proceedings of the Company
in    connection    with   the    transactions
contemplated  by  this  Agreement,   and   all
documents  and  instruments incident  to  such
corporate  proceedings, shall be  satisfactory
in   substance  and  form  to  Purchaser   and
Purchaser's   counsel,   and   Purchaser   and
Purchaser's counsel have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

               8.1.6.  CD
               Employment           Agreement.
Purchaser and CD shall have entered into an Employment Agreement in the form attached hereto as Exhibit "C" (the "CD Employment
Agreement").

               8.1.7.  Livingston and Miller
               Employment           Agreement.
Purchaser   shall   have   entered   into   an
Employment   Agreement  with  each   of   Mark
Livingston   and   David   Miller    (existing
employees  of the Company) in forms acceptable
to  the  Purchaser,  in its  sole  discretion,
which   agreements  shall  include  provisions
relating to confidentiality and the protection of proprietary information of Purchaser (the
"Additional Employment Agreements").

               8.1.8.    Due   Diligence   and
Minimum Net Asset Value.  Purchaser shall have
completed its due diligence of the Company  to
Purchaser's   satisfaction  and   shall   have
determined,  in Purchaser's sole and  absolute
discretion,  that the net asset value  of  the
Company's   tangible  assets,  excluding   the
Excluded  Assets, is equal  to  no  less  than
$75,000.00.   On  or about January  30,  1998,
Purchaser  shall  obtain an appraisal  of  the
tangible  Assets  of  the  Company.  If   such
appraisal determines that the net asset value of such assets is less than $75,000.00, then the difference shall be paid by the Company or CD to Purchaser or, at Purchaser's election, offset against other amounts owing.

          8.2.


     Conditions to Obligations of the Company.
The  obligation of the Company to deliver  the
bills  of sale, assignments, endorsements  and
other instruments of transfer relating to  the
Assets  and  to  satisfy the  Company's  other
obligations hereunder shall be subject to  the
fulfillment,  on or prior to the Closing  Date
(or  waiver by the Company), of the  following
conditions, which Purchaser agree to use their
respective  best  efforts  to  cause   to   be
fulfilled:

               8.2.1.
               Representations,   Performance,
etc.   The  representations and warranties  of
Purchaser  contained  in  Section  6  of  this
Agreement  shall  be true at  and  as  of  the
Closing  Date.   Purchaser  shall  have   duly
performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

               8.2.2.
               Consents.  Any required consent
to the transfer of the Assets under any law, regulation, agreement, lease or contract shall have been obtained.

               8.2.3.
               Corporate   Proceedings.    All
corporate   and  other  proceedings   of   the
Purchaser  in connection with the transactions
contemplated  by  this  Agreement,   and   all
documents  and  instruments incident  thereto,
shall be satisfactory in substance and form to
the  Company  and Company's counsel,  and  the
Company  and  Company's  counsel  shall   have
received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

               8.2.4.
               Employment           Agreement.
Purchaser and CD shall have entered into the CD Employment Agreement.


     9.
     Use of Corporate Name.

          9.1.
          Change   of  Corporate  Name.    The
Company and the Stockholders each agrees  that
the  Company  shall  be caused  to  amend  its
Articles   of  Incorporation,  effective   the
Closing Date, to change its corporate name  in
connection  with  the  consummation   of   the
transactions  contemplated in  this  Agreement
and  that from and after the Closing Date  the
Company shall not use the name MED Associates,
Inc.,  Management Engineering Design,  or  any
other  trademark, trade name, or service  mark
used by the Company now or in the past, or any
similar  name,  and  the  Purchaser   or   its
nominees shall be fully authorized to own  and
use   such   names.   The  Company   and   the
Stockholders further covenant and  agree  that
the  Company  will  conduct  no  business   or
operations after the Closing Date except to protect or enforce its rights arising under this Agreement and effect a liquidation and dissolution.

          9.2.
          Injunctions.

          The  Company  and  the  Stockholders
acknowledge  that  the covenant  contained  in
this  Section  9 is a material  and  necessary
inducement  for  Purchaser  to  agree  to  the
transactions  contemplated  hereby,  that  the
Company    and   the   Stockholders   realized
significant   monetary  benefit   from   these
transactions, that violation of  the  covenant
contained   in  this  Section  9  will   cause
irreparable   and   continuing    damage    to
Purchaser, that Purchaser shall be entitled to
injunctive or other equitable relief from  any
court  of  competent jurisdiction  restraining
any  further  violation of such  covenant  and
that   such   injunctive   relief   shall   be
cumulative and in addition to any other rights
or   remedies  to  which  Purchaser   may   be
entitled.

     10.
     Guarantees and Covenant Not to Compete.

          10.1.
          Stockholders' Guarantee.

               10.1.1.
               The  Stockholders, jointly  and
severally,  hereby  unconditionally  guarantee
the  truth and accuracy of all representations
and  warranties  of the Company  contained  in
this   Agreement  and  the  full  and   timely
performance by the Company of all of the Company's duties and obligations under this Agreement, and the Stockholders further agree to take all necessary corporate action to cause the Company to fully and timely perform such obligations and duties.

               10.1.2.
               The    obligations    of    the
Stockholders    under   this   Section    10.1
constitute an absolute, unconditional, present
and   continuing  irrevocable   guarantee   of
performance and not of collectibility, and  if
the  Company shall fail to perform any of  its
obligations    of    this    Agreement,    the
Stockholders shall immediately so perform or cause such performance.

               10.1.3.
               The  Stockholders, jointly  and
severally,  guarantee that the obligations  of
the  Company  under  this  Agreement  and  the
obligations of the Stockholders hereunder will
be   discharged  in  favor  of  the  Purchaser
strictly in accordance with the terms of  this
Agreement   and   regardless   of   any   law,
regulation or decree now or hereafter in effect which in any way affects any such terms or the rights of the Purchaser against the Company or the Stockholders, or which might cause or permit to be invoked any alteration of the time, amount or manner of performance by the Company or the Stockholders under such terms.

               10.1.4.
               The    obligations    of    the
Stockholders  hereunder shall be absolute  and
unconditional  irrespective of  the  validity,
legality  or enforceability of this Agreement,
or  any  other  document related  hereto,  and
shall  not  be affected by or contingent  upon
(i) any action taken under this Agreement,  or
the  exercise  of  any right or  power  hereby
conferred,  (ii) any failure  or  omission  to
enforce  any  right hereby conferred,  or  any
demand  or attempt to collect from, or failure
to  demand performance from, the Company under
this Agreement or from any other guarantor  or
any  other person or any failure to pursue any
remedy   in   Purchaser's  power,  (iii)   the
existence, nonexistence, validity or value  of
any   security  or  collateral  securing   the
obligations   of   the  Company   under   this
Agreement,  (iv) the release or discharge  for
any  reason of any security for or  any  other
person  or  entity liable on or in respect  of
the  obligations  of  the Company  under  this
Agreement,  or of the Stockholders  hereunder,
(v)   the   giving  of  time  or   any   other
forbearance by the Purchaser with  respect  to
any  provision  of  this Agreement,  (vi)  the
liquidation or dissolution of, or  the  merger
or  consolidation of the Company into or  with
any  corporation, or any sale or  transfer  by
the Company of all or any part of its property
or assets, (vii) the bankruptcy, receivership,
insolvency,    reorganization    or    similar
proceedings   involving   or   affecting   the
Company,  (viii) any modification, alteration,
amendment or addition of or to this Agreement,
or (ix) any disability or other defense of the
Company  or  any other person  and  any  other
circumstance  whatsoever  (with   or   without
notice  to  or  knowledge of the Stockholders)
which  may  or might in any manner or  to  any
extent  vary the risks of the Stockholders  or
might   otherwise  constitute   a   legal   or
equitable discharge of a surety or a guarantor
or  otherwise, IT BEING THE PURPOSE AND INTENT
of  this Section 10.1 that the obligations  of
the  Stockholders hereunder shall be  absolute
and   unconditional,  present  and  continuing
under any and all circumstances.

               10.1.5.
               The  Stockholders hereby  waive
protest,   notice  of  protest,   demand   for
performance,  diligence, notice of  any  other
action  at  any time taken or omitted  by  the
Purchaser  and,  generally,  all  demands  and
notices of every kind in connection with  this
Section   10.1  and  the  obligations   hereby
guaranteed, and which the Stockholders may otherwise assert against the Company or the Purchaser.

               10.1.6.
               This    Section   10.1    shall
continue   to   be  effective  or   shall   be
reinstated, as the case may be, if at any time
payment   or   performance  of  any   of   the
obligations   of   the  Company   under   this
Agreement or any other document related hereto is rescinded or must otherwise be restored or returned by the Purchaser upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such restoration or return had not been made.

               10.1.7.
               The  Stockholders shall not  be
subrogated, in whole or in part, to the rights
of  the  Purchaser against the  Company  under
this  Agreement or any other document  related
hereto  until  the discharge in  full  of  the
obligations   of   the  Company   under   this
Agreement.  The Stockholders waive any defense
either  may  have  based on  any  election  of
remedies  by  Purchaser which  destroys  their
subrogation  rights  or  rights   to   proceed
against   the   Company   for   reimbursement,
including, without limitation, any loss of rights either may suffer by reason of any rights, powers or remedies of the Company in connection with any antideficiency laws or any other laws limiting, qualifying or discharging the Company's obligations. Until all of the Company's obligations to the Purchaser shall have been paid in full, each Stockholder further waives any right to enforce any remedy which the Company now has or may hereafter have against the Purchaser.

               10.1.8.
               The  Stockholders  jointly  and
severally  represent, warrant and  agree  that
each  of  the waivers set forth above is  made
with  full  knowledge of its significance  and
consequences  and under the circumstances  the
waivers  are  reasonable and not  contrary  to
public  policy.   If any of  said  waivers  is
determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

          10.2.   Covenant Not to Compete.  To
the extent permitted by applicable law:

               10.2.1.   Neither the  Company,
nor either of the Stockholders shall, directly
or  indirectly,  engage  or  invest  in,  own,
manage,   operate,   finance,   control,    or
participate   in  the  ownership,  management,
operation,  or  control of,  be  employed  by,
associated  with,  or in any manner  connected
with,  or  render services or advice  to,  any
business whose products or activities  compete
in  whole  or  in  part with the  products  or
business   of  the  Company  within   the   48
contiguous United States.

               10.2.2.   Neither the  Company,
nor either of the Stockholders shall, directly
or  indirectly, either for themselves  or  any
other  person, (A) induce or attempt to induce
any employee of Purchaser or any Affiliate  of
Purchaser to leave the employ of such company,
(B) in any way interfere with the relationship
between   Purchaser  or   any   Affiliate   of
Purchaser  and  any employee of such  company,
(C)   employ,  or  otherwise  engage   as   an
employee,    independent    contractor,     or
otherwise,  any employee of Purchaser  or  any
Affiliate  of  Purchaser,  or  (D)  induce  or
attempt  to  induce  any  customer,  supplier,
licensee, or business relation of Purchaser or
any  Affiliate  of Purchaser  to  cease  doing
business  with  such company, or  in  any  way
interfere  with the relationship  between  any
customer,  supplier,  licensee,  or   business
relation of such company.

               10.2.3.   Neither  the  Company
nor either of the Stockholders shall, directly
or  indirectly, either for themselves  or  any
other  person,  solicit the  business  of  any
person   known  to  the  Company   or   either
Stockholder  to be a customer of Purchaser  or
any Affiliate of Purchaser, whether or not the
Company   or   either  such  Stockholder   had
business or personal contact with such person,
unless    the   Company's   or   Stockholders'
solicitation  of  such  person  is   done   in
connection  with  a  business  that   is   not
competitive with that of Purchaser or any Affiliate of Purchaser.

               10.2.4.   The duration  of  the
covenants set forth in this Section 10.2 shall
be the entire term of CD's employment with the
Purchaser plus a period of two years after the
termination  of such employment.  The  Company
and  Stockholders agree that this covenant  is
reasonable  with  respect  to  its   duration,
geographical area, and scope.  Notwithstanding
such restriction, each of the Stockholders may
purchase  or otherwise acquire up to (but  not
more than) three percent (3%) of any class  of
securities  of  any  enterprise  (but  without
otherwise  participating in the activities  of
such enterprise) if such securities are listed
on   any   national  or  regional   securities
exchange or have been registered under Section
12(g) of the Securities Exchange Act of 1934.

     In  the  event of a breach by the Company
or  either of the Stockholders of any covenant
set  forth in this Section 10.2, the  term  of
such  covenant will be extended by the  period
of  the  duration  of such  breach,  provided,
however, that such extension shall be  limited
to  two  years.   In addition  to  Purchaser's
right  to damages and any other rights it  may
have,  to obtain injunctive or other equitable
relief  to  restrain any breach or  threatened
breach  or  otherwise to specifically  enforce
the  provisions of this Section,  the  Company
and  Stockholders  agree  that  money  damages
alone   would  be  inadequate  to   compensate
Purchaser  and  would be an inadequate  remedy
for  such  breach.   If a court  of  competent
jurisdiction holds that the obligations of the Company and Stockholders pursuant to this
Section  10.2  are unenforceable  due  to  the
duration, geographical area or scope of this covenant, then such duration, geographical area or scope of this covenant shall be reduced to the least degree necessary to render this covenant enforceable.

     11.
     Indemnification and Survival.

          11.1.
          Indemnification.

               11.1.1.
               From and after the Closing, the
Company  and  the  Stockholders,  jointly  and
severally,  will indemnify Purchaser  against,
and  hold Purchaser harmless from any and  all
liability, damage, deficiency, loss,  cost  or
expense (including reasonable attorneys' fees)
that  are based upon or that arise out of  (i)
any   misrepresentation  or  breach   of   any
representation,    warranty,    covenant    or
agreement made by the Company and/or the Stockholders herein, (ii) any obligation, debt or liability of the Company to the extent that the same is not expressly assumed in this Agreement by Purchaser, (iii) the ownership of the Assets and operation of the Company's business on or prior to the Closing Date other than those liabilities specifically assumed by Purchaser pursuant to Section 4.5, or (iv) failure to comply with any applicable bulk transfer laws.

               11.1.2.
               The  Purchaser  will  indemnify
the  Company and the Stockholders against, and
hold the Company and the Stockholders harmless
from,   any   and   all   liability,   damage,
deficiency,  loss, cost or expense  (including
reasonable  attorneys' fees)  that  are  based
upon   or   that   arise  out   of   (i)   any
misrepresentation    or    breach    of    any
representation,    warranty,    covenant    or
agreement made by Purchaser in this Agreement,
(ii) the failure by Purchaser to discharge any
and    all   liabilities,   obligations    and
commitments of the Company to the extent  that
the   same  are  assumed  by  Purchaser  under
Section  4.5  of  this  Agreement,  or   (iii)
without limiting the provisions of Section 4.5
(including   the  limitations  and  exclusions
contained  therein),  the  ownership  of   the
Assets and operation of the Company from and after the Closing Date.

               11.1.3.
               Each   party  entitled  to   an
indemnification  under  this  Agreement   (the
"Indemnified Party") shall give notice to  the
party required to provide indemnification (the
"Indemnifying  Party")  promptly  after   such
Indemnified  Party  receives  notice  of   any
claim,   action   or  proceeding   for   which
indemnification  may  be requested  hereunder.
Such  Indemnifying Party shall have the  right
(at  its expense) to assume the defense of any
claim  or  any litigation resulting therefrom,
provided  that  counsel for  the  Indemnifying
Party,  who shall conduct the defense of  such
claim   or  litigation,  shall  be  reasonably
satisfactory to the Indemnified Party, and the
Indemnified  Party  may  participate  in  such
defense, but only at such Indemnified  Party's
expense,  and  provided,  further,  that   the
omission  by  any Indemnified  Party  to  give
notice as provided in this Agreement shall not
relieve   the   Indemnifying  Party   of   its
indemnification   obligations    under    this
Agreement  except  to  the  extent  that   the
omission results in a failure of actual notice
to   the  Indemnifying  Party  and  that  such
Indemnifying Party is damaged as a  result  of
the  failure  to give notice.  No Indemnifying
Party,  in  the defense of any such  claim  or
litigation, shall, except with the consent  of
each  Indemnified Party, consent to  entry  of
any  judgment  or  enter into  any  settlement
which  does  not  include as an  unconditional
term  thereof  the giving by the  claimant  or
plaintiff  to  such  Indemnified  Party  of  a
release  from  all liability with  respect  to
such claim or litigation.  Notwithstanding the
foregoing,  the Indemnified Party  shall  have
the right at all times to take over and assume
control    of    the   defense,    settlement,
negotiations or lawsuit relating to any  claim
or  demand;  provided, however,  that  if  the
Indemnified Party does so take over and assume
control,  the amount of the indemnity  by  the
Indemnifying  Party shall be  limited  to  the
amount   which  the  Indemnifying  Party   has
immediately  prior to such time  indicated  it
would  be willing to pay to adjust and  settle
such  claim or demand.  In the event that  the
Indemnifying Party does not accept the defense
of  any  matter as above provided  or  if  the
counsel selected by the Indemnifying Party  to
defend such claim or litigation has a conflict
of  interest  in representing the  Indemnified
Party  (in  the  judgment of such  counsel  or
counsel   for  the  Indemnified  Party),   the
Indemnified Party shall have the full right to
defend against any such claim or demand at the
expense  of  the Indemnifying Party (including
reasonable  attorney's  fees  and   costs   of
investigation),  and  shall  be  entitled   to
settle or agree to pay in full such claim or demand, in its sole discretion. In any event, the Company, the Stockholders, and Purchaser shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

          11.2.
          Time and Manner of Claims.

           Purchaser  or the Company  and  the
Stockholders  shall  be  liable  for   damages
arising from misrepresentations or breaches of
representations  and warranties  only  to  the
extent  notice of a claim therefor is asserted
in  writing  and  delivered, in  the  case  of
representations  and  warranties  relating  to
payment  of taxes, prior to the expiration  of
the   relevant  statutes  of  limitation  with
respect to such taxes and, in the case of  all
other representations and warranties, prior to
the  expiration  of five (5)  years  from  the
Closing Date.  Any notice of a claim by reason
of  any  of the representations and warranties
contained   in  this  Agreement  shall   state
specifically  the representation  or  warranty
with respect to which the claim arose, and the
amount of liability asserted against the other
party by reason of the claim.  Subject to  the
foregoing,  the  representations,  warranties,
agreements and indemnities contained  in  this
Agreement  shall  survive  the  execution  and
delivery of this Agreement, any examination by
or   on  behalf  of  such  parties,  and   the
completion of the transactions contemplated in this Agreement.

          11.3.
          Offset.

           In  the  event  that the  Purchaser
has  made a claim against the Company  or  the
Stockholders for indemnification  pursuant  to
this   Section  11  or  any  other  applicable
provision of this Agreement, and regardless of
whether such claim or any portion thereof is a
Matured  Claim  or  a  Contingent  Claim   (as
defined   below),  the  Purchaser   shall   be
entitled  in addition to and without  limiting
any  other remedies available in law or equity
to  the Purchaser, to offset the entire amount
of  such claim against any amounts due to  the
Company   under   this  Agreement,   including
without  limitation Sections 4.3(b)  and  (c).
Such right of offset shall be exercised in the following manner:

               11.3.1.
               The  Purchaser shall  send  the
Company   a   notice  (the  "Offset   Notice")
specifying the amount of the Purchaser's claim
under  this  Agreement, specifying whether  or
the extent to which such claim is mature, non-
contingent  and  fixed in amount  (a  "Matured
Claim") or not yet matured, contingent or  not
fixed   in   amount  (a  "Contingent  Claim"),
identifying the provisions of this Agreement asserted to give rise to the claim and briefly identify the facts which constitute the basis of such claim.

               11.3.2.
               The    Purchaser    shall    be
entitled, at its sole option, to offset the amount or any part thereof of any Contingent
Claim against payments due from the Purchaser to the Company under this Agreement, including without limitation Sections 4.3(b) and (c), by holding such amount separate from its other assets in trust for and on account of the Company until the Contingent Claim becomes a Matured Claim or such claim is otherwise resolved.

               11.3.3.
               If   within  thirty  (30)  days
after  giving the Offset Notice, the Purchaser
does  not  receive a written notice  from  the
Company  objecting  in  good  faith   to   the
validity   of   any  Matured  Claim   asserted
therein,  the Purchaser shall be  entitled  to
offset  the  amount of any such Matured  Claim
against  payments  due from Purchaser  to  the
Company   under   this  Agreement,   including
without limitation Sections 4.3(b) and (c) .

               11.3.4.
               If  within thirty (30) business
days  after  giving  the  Offset  Notice,  the
Purchaser receives a written notice  from  the
Company  objecting  in  good  faith   to   the
validity  of  any Matured Claim  or  any  part
thereof, then (i) with respect to any  portion
of  a  Matured  Claim  as  to  which  no  such
objection  is  received,  the  provisions   of
subsection (c) above shall apply, and (ii) with respect to any portion of a Matured Claim as to which such an objection is received, the Purchaser shall be entitled to offset the amount thereof against payments due from the Purchaser to the Company under this Agreement, including without limitation Sections 4.3(b) and (c), by holding such amount separate from its other assets.

               11.3.5.
               Any  amounts held separate from
its other assets by the Purchaser shall be separated from such other assets at the time such amount is otherwise due the Company under this Agreement.

               11.3.6.
               After  delivery  of  an  Offset
Notice  or Offset Notices to the Company,  the
Purchaser shall not be obligated to  make  any
subsequent payments of any amounts due to  the
Company   under   this  Agreement,   including
without limitation Sections 4.3(b) and (c), up to the amount covered by the Offset Notice or Offset Notices, but shall continue to pay any amounts when due to the Company under this Agreement which are not covered by any Offset
Notice or Offset Notices.

               11.3.7.
               The  exercise by the  Purchaser
of  the  right  of  offset  provided  in  this
Section 11 on account of any liability of  the
Company  to the Purchaser under this Agreement
shall  not, except only to the amount of  such
offset (or in the case of monies held separate
from  the  Purchaser's other  assets  pursuant
hereto,  only to the amount determined  to  be
retained by the Purchaser) constitute a waiver
or  release  of  any of the  Company's  rights
under  this  Agreement against the Company  or
the   Stockholders,   their   successors   and
assigns.

     12.  General.


          12.1.
          Consent of Third Parties.

           This     Agreement    shall     not
constitute an agreement to assign any interest
in  any instrument, contract, lease, permit or
other  agreement or arrangement of the Company
or   any   claim,  right  or  benefit  arising
thereunder  or  resulting  therefrom,  if   an
assignment  without  the consent  of  a  third
party  would constitute a breach or  violation
thereof or adversely affect the rights of  the
Purchaser  or  the Company thereunder.   If  a
consent of a third party which is required  in
order  to  assign  any  instrument,  contract,
lease,   permit   or   other   agreement    or
arrangement  or  any claim, right  or  benefit
arising  thereunder  or  resulting  therefrom,
which consent the Company and the Stockholders
shall  use  their respective best  efforts  to
obtain  prior to the Closing, is not  obtained
prior  to  the  Closing, or  if  an  attempted
assignment  would  be  ineffective  or   would
adversely affect the ability of the Company to
convey  its  interest to  the  Purchaser,  the
Company  will cooperate with the Purchaser  in
any    lawful   and   economically    feasible
arrangement  to  provide  that  the  Purchaser
shall  receive the Company's interest  in  the
benefits  under any such instrument, contract,
lease,   permit   or   other   agreement    or
arrangement; and any transfer or assignment to the Purchaser by the Company of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained.

          12.2.
          Expenses.

           Subject to the terms of Section  11
of  this Agreement, each of the parties hereto
shall  bear its own expenses, costs  and  fees
(including attorneys' and auditors'  fees)  in
connection  with the transactions contemplated
hereby including the preparation and execution
of  this  Agreement  and compliance  herewith,
whether  or  not the transactions contemplated
hereby   shall  be  consummated.    All   such
expenses,  costs and fees to be borne  by  the
Company    whenever   incurred   or    accrued
(including  such  legal  fees)  shall  be  the
obligation  of the Company and  shall  not  be
assumed by Purchaser nor reduce or be paid out
of  the  Assets  being transferred  hereunder.
The  Company and the Stockholders  shall  bear
the   cost  of  any  audits  of  the   Company
performed    by   Purchaser's   auditors    in
connection with the transaction contemplated by this Agreement.

          12.3.
          Severability.

           If  any  term or provision of  this
Agreement shall be held or deemed to  be  held
or   shall,   in   fact  be   inoperative   or
unenforceable  as  applied in  any  particular
case  because  it  conflicts  with  any  other
provision  or provisions of this Agreement  or
any  constitution or statute or rule of public
policy,   or   for  any  other  reason,   such
circumstances  shall not have  the  effect  of
rendering  the term or provision  in  question
inoperative or unenforceable in any other case
or  circumstance,  or of rendering  any  other
provision  or  provisions  contained  in  this
Agreement     invalid,     inoperative,     or
unenforceable  to any extent  whatsoever,  but
such   term  or  provision  shall  be   deemed
modified  or  deleted  as  or  to  the  extent
required by applicable law.  The invalidity of
one   or  more  phrases,  sentences,  clauses,
sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

          12.4.
          Notices.

Each  notice and other communication  required
or  permitted to be given under this Agreement
("Notice") must be in writing.  Notice is duly
given   to  another  party  upon:   (a)   hand
delivery  to the other party, (b)  receipt  by
the  other party when sent by facsimile to the
address  and number for such party  set  forth
below  (provided, however, that the Notice  is
not  effective unless a duplicate copy of  the
facsimile Notice is promptly given by  one  of
the   other   methods  permitted  under   this
paragraph), (c) three business days after  the
Notice  has  been  deposited with  the  United
States postal service as first class certified
mail,   return   receipt  requested,   postage
prepaid,  and  addressed to the party  as  set
forth  below,  or  (d) the next  business  day
after  the  Notice has been deposited  with  a
reputable overnight delivery service,  postage
prepaid,  addressed to the party as set  forth
below    with    next-business-day    delivery
guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

Purchaser:     BOATRACS, INC.
               6440 Lusk Blvd., Suite D201
               San Diego, CA 92121
               Attention:  Dan Negroni, Esq.
               (619)  587-1073 (facsimile)

with a copy to:  Solomon Ward Seidenwurm & Smith, LLP
                 401 B Street, Suite 1200
                 San Diego, CA 92101
                 Attention:  Norman  L.  Smith, Esq.
                 (619)  231-4755 (facsimile)

To:            MED Associates, Inc.
               101 Pass Road
               Gulfport, MS 39507
               Attention: Charles J.  Drobny, Jr.
               (601) 868-3127 (facsimile)

with a copy to:  Perry & Murr
               2409 Fourteenth Street
               Gulfport, MS 39502
               Attention:  Timothy  L.  Murr, Esq.
               (601) 865-9657 (facsimile)

Each party shall make a reasonable, good faith
effort  to  ensure  that  it  will  accept  or
receive  Notices  to  it  that  are  given  in
accordance with this paragraph.  A  party  may
change  its  address  for  purposes  of   this
paragraph   by  giving  the  other  party(ies)
written notice of a new address in the manner set forth above.

          12.5.
          Amendment.

           This  Agreement may not be  amended
except  by  an  instrument  in  writing   duly
executed and delivered on behalf of each of the parties hereto.

          12.6.
          Waiver.

           Any  party may waive compliance  by
another  with  any of the provisions  of  this
Agreement.  No waiver of any provisions  shall
be   construed  as  a  waiver  of  any   other
provision.  Any waiver must be in writing.

          12.7.
          Publicity.

           No  party  hereto shall  issue  any
press  release or public announcement  of  any
kind  concerning the transactions contemplated
by  this Agreement without consulting with the
other;  provided, however, that the  foregoing
shall   not  apply  and  Purchaser  shall   be
permitted to distribute to its shareholders  a
disclosure  circular  and  related   materials
concerning   the   transactions   contemplated
hereby  and issue such other announcements  in
each case as may be required by applicable law
and   stock  exchange  rules  nor  shall   the
foregoing constitute a breach by Purchaser  of
any   confidentiality   agreement   previously
entered into by the parties hereto.

          12.8.
          Form of Documents.

           Unless    specifically    otherwise
provided  in this Agreement, all documents  to
be  delivered by one party to another party to
this  Agreement or any Affiliate thereof shall
be    in   form   and   substance   reasonably
satisfactory to such other party.

          12.9.  Miscellaneous.

           The   headings  contained  in  this
Agreement are for reference purposes only  and
shall  not  affect in any way the  meaning  or
interpretation   of  this   Agreement.    This
Agreement constitutes the entire agreement and
supersedes    all    prior   agreements    and
understandings, both written and  oral,  among
the parties with respect to the subject matter
of  this  Agreement.  This  Agreement  may  be
executed  in  several  counterparts,  each  of
which shall be deemed an original, and all  of
which  shall  constitute  one  and  the   same
instrument.  This Agreement shall be  governed
in    all    respects,   including   validity,
interpretation and effect, by the laws of  the
State  of  California, applicable to contracts
made  and to be performed in California.  This
Agreement shall be binding upon and  inure  to
the  benefit of the successors and assigns  of
the  parties hereto.  In the event  any  legal
action  is  taken to enforce or interpret  the
terms  of this Agreement, the prevailing party
or parties in such action shall be entitled to
recover  its reasonable attorneys' and  expert
witness fees and costs as established  by  the
Court.                                    This
Agreement     may     not     be      assigned
without the prior written consent of the nonassigning parties, except by the Purchaser, to an Affiliate of Purchaser.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

MED   ASSOCIATES,   INC., a         BOATRACS,  INC., a  California
Mississippi corporation             corporation



By:                                 By:
/S/CHARLES J. DROBNY JR.                    /S/JON GILBERT
                                            Jon   Gilbert,  Chief
  Charles   J.  Drobny,   Jr.,              Executive Officer
  Chief Executive Officer                   and President



                                      /S/CHARLES J. DROBNY, JR.
                                         CHARLES J. DROBNY, JR.

                                     /S/ PAMELA M. DROBNY
                                         PAMELA M. DROBNY